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                                                                Exhibit (e)(ii)

                                                 SELLING AGREEMENT
                                              (FOR THE PAYPAL FUNDS)

Dear Sirs:

         The PayPal Funds ("PayPal"), a Delaware business trust registered as an open-end management investment company, currently directly distributes shares of one series, the PayPal Money Market Fund (the "Fund"). PayPal self-distributes shares of the Fund at their respective net asset values without any sales charges. You currently are a party to a Services Agreement with PayPal Asset Management, Inc. ("PAMI") dated January 1, 2001 to perform various broker-dealer services with respect to the Fund. As provided in that Services Agreement, PayPal invite(s) you to participate as a non-exclusive agent in the distribution of shares of the Fund upon the following terms and conditions:

         1. You are to offer and sell those shares only at the public offering prices that shall be currently in effect, in accordance with the terms of the then-current Prospectus and Statement of Additional Information of the Fund, subject in each case to the delivery prior to or at the time of those sales of the then-current Prospectus. You agree to act only as agent in those transactions and nothing in this Agreement shall, in any other manner, constitute either of us the agent of the other or shall constitute you or the Fund the agent of the other. All orders are subject to acceptance by us and become effective only upon confirmation by us. We reserve the right in our sole discretion to reject any purchase order. The minimum dollar purchase of shares of the Fund shall be the applicable minimum amounts described in the then-current Prospectus and Statement of Additional Information and no order for less than those such amounts will be accepted, unless such purchase shall be expressly approved by the Fund in accordance with the then-current Prospectuses.

         2. As an authorized agent to sell shares of the Fund, you agree to purchase shares of the Fund only through us or from your customers. Purchases through us shall be made only for your own investment purposes or for the purpose of covering purchase orders already received from your customers, and we agree that we will not place orders for the purchase of shares from the Fund except to cover purchase orders already received by us. Purchases from your customers shall be at a price not less than the net asset value quoted by the Fund at the time of that purchase. Nothing herein contained shall prevent you from selling any shares of the Fund for the account of a record holder to us or to the Fund at the net asset value quoted by us and charging your customer a fair commission for handling the transaction.

         3. You agree that you will not withhold placing customers' orders so as to profit yourself as a result of such withholding.

         4. You agree to sell shares of the Fund only (a) to your customers at the public offering prices then in effect or (b) to the Fund or to each such Fund itself at the redemption price, as described in the Fund's then-current effective Prospectus.

         5. Settlement shall be made promptly, but in no case later than the time customary for such payments after our acceptance of the order or, if so specified by you, we will make delivery by draft on you, the amount of which draft you agree to pay on presentation to you. If payment is not so received or made, the right is reserved forthwith to cancel the sale or at our option to resell the shares to the Fund, at the then prevailing net asset value in which latter case you agree to be responsible for any loss resulting to the Fund or to us from your failure to make payment as aforesaid.

         6. No person is authorized to make any representations concerning the Fund or shares of the Fund except those contained in each Fund's then-current effective Prospectus or Statement of Additional Information and any such information as may be released by a Fund or us as information supplemental to such Prospectus or Statement of Additional Information. In purchasing shares through us you shall rely solely on the representations contained in each Fund's then-current effective Prospectus or Statement of Additional Information and above-mentioned supplemental information.

         7. Additional copies of each Prospectus or Statement of Additional Information and any printed information issued as supplemental to each such Prospectus or Statement of Additional Information will be supplied by us to you and your selling agents in reasonable quantities upon request.

         8. We, our affiliates and the Fund shall not be liable for any loss, expenses, damages, costs or other claims arising out of any redemption or exchange pursuant to telephone instructions from any person, or our refusal to execute such instructions for any reason.

         9. All communications to us shall be sent to us at PayPal Funds, 1840 Embarcadero Road East, Palo Alto, California 94303, Attention:
             President. Any notice to you shall be duly given if registered mailed or e-mailed to you at your address as shown on this Agreement.

         10. This Agreement will be terminated automatically when the Services Agreement is terminated, and shall automatically terminate upon its attempted assignment by you, whether by operation of law or otherwise, or by us otherwise than by operation of law.

         11. By accepting this Agreement, you represent that you are registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act") are qualified to act as a broker or dealer in the states or other jurisdictions where you transact business, and are a member in good standing of the National Association of Securities Dealers, Inc., and you agree that you will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. You further agree to comply with all applicable federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, Bylaws and Conduct Rules of the National Association of Securities Dealers, Inc., and that you will not offer or sell shares of the Funds in any state or jurisdiction where they may not lawfully be offered and/or sold.

             If you are offering and selling shares of the Funds in jurisdictions outside the several states, territories, and possessions of the United States and are not otherwise required to be registered, qualified, or a member of the National Association of Securities Dealers, Inc., as set forth above, you nevertheless agree to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933, as amended (the "1933 Act") and the regulations promulgated thereunder, to conduct your business in accordance with the spirit of the Conduct Rules of the National Association of Securities Dealers, Inc. You agree to indemnify and hold the Fund, PAMI, and their affiliates, officers, employees and agents harmless from loss or damage resulting from any failure on your part to comply with applicable laws.

         12. You further agree that you will maintain all records required by applicable law relating to Fund transactions that you have executed.

         13. We by our acceptance of this Agreement, agree to indemnify and hold you, your affiliates, officers, employees and agents harmless from and against any and all liabilities, losses and costs (including reasonable attorneys' fees and expenses) (collectively, "Losses") that result from a breach by us or our respective officers, employees or agents of a provision of this Agreement. We shall not be liable for indemnification hereunder if such Losses are attributable to your negligence or misconduct in performing your obligations under this Agreement.

             You by your acceptance of this Agreement, agree to indemnify and hold PayPal, the Fund and PAMI (and their officers, employees and agents) harmless from and against any and all liabilities, losses, and costs (including reasonable attorneys' fees and expenses) (collectively, "Losses") that result from a breach by you or your respective officers, employees or agents of a provision of this Agreement. You shall not be liable for indemnification hereunder if such Losses are attributable to our negligence or misconduct in performing our obligations under this Agreement. Nothing contained in this Agreement is intended to operate as a waiver by you or us of compliance with any provision of the Investment Company Act of 1940, as amended, the 1934 Act, the 1933 Act, the Investment Advisers Act of 1940, as amended, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

         14. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

                                        Sincerely,
                                        PAYPAL FUNDS


                                        By:
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                                        Print Name:
                                                   ----------------------------

                                        Title:
                                              ---------------------------------

So Agreed:

FUNDS DISTRIBUTOR, INC.


By:
   ------------------------------------

Print Name:
           ----------------------------

Title:
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Address:  60 State Street, Suite 1300
          Boston, MA  02109